Exhibit 99.1

News Release

For Immediate Release

JACKSON HEWITT REPORTS

SECOND QUARTER FISCAL 2006 RESULTS

Completes Share Repurchase Program

Expects 650 New Locations for 2006 Tax Season

PARSIPPANY, NJ – December 1, 2005 – Jackson Hewitt Tax Service Inc. (NYSE: JTX) today reported financial results for the second quarter and six months ended October 31, 2005. The Company also announced that, subsequent to quarter-end, it had completed its previously announced share repurchase program. Repurchases of common stock this year totaled $61 million.

Total revenues in the second quarter were $9.0 million as compared to $7.4 million in the same prior year period. Net loss in the current quarter was $11.3 million ($0.31 per share) as compared to $10.7 million ($0.29 per share) in the same prior year period.

For the six month period ended October 31, 2005, total revenues were $15.1 million as compared to $16.2 million in the same period last year. Net loss for the six months was $24.5 million ($0.67 per share) as compared to a net loss of $22.2 million ($0.59 per share) in the same prior year period. Jackson Hewitt typically generates a loss in the first and second fiscal quarters due to the seasonal nature of the tax service business.

“We are extremely pleased that our franchisees and company-owned operations are positioned to provide more convenience and capacity to better serve more customers”, said Michael Lister, Chairman and Chief Executive Officer.

As of the date of this release, the Company has completed its two previously authorized share repurchase programs, repurchasing a total of 2.5 million shares of common stock at an aggregate purchase price of $61.3 million. During the second quarter, 1.6 million of these shares were repurchased for $38.2 million.

The Company sold 81 territories in the second quarter compared to 75 territories in the same prior year period and remains on track to meet its target of selling approximately 200 territories during the 2006 fiscal year with the sale of 133 territories through the first six months as compared to 140 in the same prior year period. Management expects approximately 650 new locations system-wide for this coming tax season, representing 12% location growth.

Total revenues, if adjusted for the impact of the 2005 change in the Company’s agreement with Santa Barbara Bank & Trust (“SBB&T”), would have been $8.1 million in the second quarter as

3 Sylvan Way, Parsippany, New Jersey 07054    Phone: (973) 630-0821    Fax: (973) 630-0812

www.jacksonhewitt.com

compared to $6.1 million in the same period last year. If adjusted to reflect the impact of the change in the agreement, net loss would have been $11.9 million ($0.33 per share) in the quarter as compared to a net loss of $11.5 million ($0.31 per share) in the prior year second quarter.

For the six month period, total revenues, if adjusted for the impact of the change in the SBB&T agreement, would have been $13.4 million as compared to $12.0 million in the same prior year period. Net loss, if adjusted for the change in the agreement and excluding a $2.7 million non-cash charge related to the Company’s debt refinancing in the first quarter, would have been $23.9 million ($0.65 per share) as compared to $22.0 million ($0.58 per share) in the prior year six month period. The same prior year period also included a $4.5 million stock-based compensation charge related to the Company’s initial public offering (“IPO”).

A table at the end of this release provides a reconciliation of all figures presented on an “as adjusted” basis.

Franchise Operations

Total revenues in the second quarter were $8.5 million as compared to $6.8 million in the same prior year period. Royalty fees and marketing and advertising fees increased by $0.7 million, to $1.3 million, primarily due to an increase in the number of tax returns prepared. Financial product fees increased by $0.6 million, to $2.1 million, primarily due to growth in the Gold Guarantee® program during the 2005 tax season.

Other financial product revenues continued to be impacted by the change in the SBB&T agreement that became effective with the 2005 tax season under which the Company now earns primarily a fixed fee during tax season for refund anticipation loans facilitated with SBB&T. In the second quarter of 2006, $0.9 million of revenues related to SBB&T refund anticipation loans facilitated prior to 2005 was received as compared to $1.7 million in the second quarter of the prior period. Additionally, in the second quarter, the Company earned $1.1 million of additional revenue under the current agreement with SBB&T.

Cost of operations increased by $0.5 million in the second quarter, largely due to growth in the Gold Guarantee program. Marketing and advertising expenses increased by 4%, to $2.8 million, in anticipation of growth in the upcoming tax season. Loss before income taxes was $4.1 million, as compared to $4.9 million in the second quarter last year.

Total revenues for the six month period ended October 31, 2005 were $14.3 million as compared to $15.1 million in the same period last year. Total revenues included $1.7 million this year and $4.6 million last year from refund anticipation loans facilitated with SBB&T prior to the 2005 tax season. Loss before income taxes for the six month period was $10.9 million as compared to $8.1 million in the same prior year period.

Company Owned-Office Operations

Loss before income taxes for the company-owned offices was $6.1 million in the second quarter as compared to $6.6 million in the prior year period. For the first six months, loss before income taxes was $11.5 million as compared to $12.8 million in the same prior year period.

As part of the Company’s strategy to better align the business to focus on growth and to improve profitability in its Company-owned segment, Jackson Hewitt sold selected company-owned office operations in Texas and Massachusetts to existing franchisees. For the quarter, the Company recognized a gain on the sale of assets of $0.2 million. In the third quarter, the Company will recognize an additional pre-tax gain of approximately $0.3 million on another sale of company-owned offices in Texas. The Company will continue to seek to expand in its other company-owned markets through selected acquisitions and store openings.

Corporate and Other

General and administrative expenses increased in the second quarter due to costs related to Sarbanes-Oxley ($0.5 million), stock-based compensation ($0.3 million) and increases in other miscellaneous costs.

For the six month period, higher general and administrative expenses reflected incremental costs such as directors’ and officers’ insurance incurred for the entire first six months of this year as compared to just over four months last year following the company’s IPO. In the same prior year period, the Company also incurred a $4.5 million stock-based compensation charge related to the IPO.

Interest expense increased by $1.4 million in the six month period as a result of a full six months of outstanding debt this year and higher interest rates. In an effort to mitigate the impact of higher interest rates in the future, during the second quarter the Company entered into interest rate swap agreements to fix the interest rate on $50 million of its floating rate debt. During the first quarter, the Company incurred a $2.7 million non-cash charge for the write-off of deferred financing costs at the time of its debt refinancing.

Conference Call

Michael Lister, Chairman and Chief Executive Officer, and Mark Heimbouch, Chief Financial Officer, will host a live webcast over the internet later this morning at 11:00 a.m. Eastern Time to discuss the quarter’s results and to discuss preparations for the upcoming tax season. Please visit the investor relations tab of the Company’s website, www.jacksonhewitt.com, at least 10 minutes prior to the beginning of the call in order to access the webcast.

This press release contains forward-looking statements based upon current information and expectations. Actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: The Company’s ability to achieve the same level of growth in revenues and profits that it has in the past; government initiatives that simplify tax return preparation, improvements in the timing and efficiency of processing tax returns or decrease the number or size of tax refunds; government legislation and regulation of the industry and products and services, including refund anticipation loans; the success of the Company’s franchise operations; changes in the Company’s relationship with financial product providers and retailers; the Company’s compliance with revolving credit facility covenants; the Company’s exposure to litigation; the seasonality of the Company’s business and the effect on the stock price; and the effect of market conditions within the tax return preparation industry.

Additional information concerning these and other risks that could impact the Company’s business can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005 and other public filings with the Securities and Exchange Commission. Copies are available from the SEC or the Jackson Hewitt website. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date they were made.

This press release provides certain financial information which has been adjusted from the Company’s historical financial statements prepared in accordance with accounting principles generally accepted in the United States. Management believes this presentation is important to help investors compare, on an equivalent basis, the Company’s financial results for the current periods and its financial results for the prior periods presented.

About Jackson Hewitt Tax Service Inc.

Jackson Hewitt Tax Service Inc. (NYSE: JTX) is the second largest tax preparation service company in the United States, with over 5,400 franchised and company-owned offices in 49 states and the District of Columbia during the 2005 tax season. Specializing in electronic filing (IRS e-file), the Company provides full service, individual federal and state income tax preparation and facilitates related financial products. Most Jackson Hewitt offices are independently owned and operated. Jackson Hewitt is based in Parsippany, New Jersey. More information about the Company may be obtained by visiting the Company’s website at www.jacksonhewitt.com.

Contact:
Investor Relations:	Media Relations:
David Kraut	Sheila Cort
Vice President,	Vice President,
Treasury & Investor Relations	Corporate Communications
973-630-0821	973-630-0680

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JACKSON HEWITT TAX SERVICE INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	As of October 31, 2005	As of April 30, 2005
Assets
Current assets:
Cash and cash equivalents	$687	$113,264
Accounts receivable, net of allowance for doubtful accounts of $1,687 and $1,840, respectively	4,986	15,187
Notes receivable, net	3,921	3,156
Prepaid expenses and other	11,163	7,542
Deferred income taxes	4,581	3,446

Total current assets	25,338	142,595

Property and equipment, net	34,900	33,942
Goodwill	391,384	392,691
Other intangible assets, net	86,315	87,634
Notes receivable, net	4,503	2,765
Other non-current assets, net	12,934	15,462

Total assets	$555,374	$675,089

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$18,225	$27,581
Income taxes payable	—	21,339
Deferred revenues	7,110	7,834

Total current liabilities	25,335	56,754

Long-term debt	173,000	175,000
Deferred income taxes	37,650	36,005
Other non-current liabilities	7,809	11,093

Total liabilities	243,794	278,852

Stockholders’ equity:
Common stock, par value $0.01
Authorized: 200,000,000 shares
Issued: 35,346,106 and 37,634,327 shares, respectively	378	376
Additional paid-in capital	348,627	344,908
Retained earnings	20,605	50,953
Accumulated other comprehensive income (a)	482	—
Less: Treasury stock, at cost: 2,422,900 and zero shares, respectively	(58,512)	—

Total stockholders’ equity	311,580	396,237

Total liabilities and stockholders’ equity	$555,374	$675,089

Note to Consolidated Balance Sheets:

(a)	In the second quarter, the Company entered into interest rate swap agreements to fix the interest on $50.0 million of its floating rate debt.

JACKSON HEWITT TAX SERVICE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2005	2004	2005	2004
Revenues
Franchise operations revenues:
Royalty	$872	$389	$1,327	$989
Marketing and advertising	402	180	612	455
Financial product fees	2,136	1,488	3,982	3,190
Other financial product revenues	2,799	2,344	4,109	5,840
Other	2,279	2,402	4,261	4,661
Service revenues from company-owned office operations	538	612	842	1,063

Total revenues	9,026	7,415	15,133	16,198

Expenses
Cost of franchise operations	6,991	6,444	14,503	13,298
Marketing and advertising	3,172	2,986	5,855	5,198
Cost of company-owned office operations	4,964	4,922	9,143	9,539
Selling, general and administrative (a)	8,283	6,207	15,120	16,687
Depreciation and amortization	2,724	2,958	5,383	5,797

Total expenses	26,134	23,517	50,004	50,519

Loss from operations	(17,108)	(16,102)	(34,871)	(34,321)
Other income/(expense):
Interest income	195	232	925	384
Interest expense	(1,883)	(1,760)	(3,917)	(2,517)
Write-off of deferred financing costs (b)	—	—	(2,677)	—
Gain on sale of assets, net	216	—	216	—

Loss before income taxes	(18,580)	(17,630)	(40,324)	(36,454)
Benefit from income taxes	(7,292)	(6,906)	(15,829)	(14,284)

Net loss	$(11,288)	$(10,724)	$(24,495)	$(22,170)

Loss per share:
Basic and diluted	$(0.31)	$(0.29)	$(0.67)	$(0.59)

Weighted average shares outstanding:
Basic and diluted	36,218	37,621	36,818	37,584

Notes to the Consolidated Statements of Operations:

(a)	In the six months ended October 31, 2004, the Company incurred a $4.5 million stock-based compensation charge in connection with the initial public offering.
(b)	Represents a non-cash charge associated with the repayment of $175.0 million five-year floating rate unsecured notes and the termination of the Company’s $100.0 million five-year revolving credit facility.

JACKSON HEWITT TAX SERVICE INC.

FRANCHISE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended October 31,		Six Months Ended October 31,
	2005	2004	2005	2004
Revenues
Royalty	$872	$389	$1,327	$989
Marketing and advertising	402	180	612	455
Financial product fees	2,136	1,488	3,982	3,190
Other financial product revenues	2,799	2,344	4,109	5,840
Other	2,279	2,402	4,261	4,661

Total revenues	8,488	6,803	14,291	15,135

Expenses
Cost of operations	6,991	6,444	14,503	13,298
Marketing and advertising	2,774	2,667	5,273	4,638
Selling, general and administrative	958	934	1,839	1,948
Depreciation and amortization	2,064	1,859	4,047	3,751

Total expenses	12,787	11,904	25,662	23,635

Loss from operations	(4,299)	(5,101)	(11,371)	(8,500)
Other income/(expense):
Interest income	183	225	455	371

Loss before income taxes	$(4,116)	$(4,876)	$(10,916)	$(8,129)

JACKSON HEWITT TAX SERVICE INC.

COMPANY-OWNED OFFICE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended October 31,		Six Months Ended October 31,
	2005	2004	2005	2004
Revenues
Service revenues from operations	$538	$612	$842	$1,063

Expenses
Cost of operations	4,964	4,922	9,143	9,539
Marketing and advertising	398	319	582	560
Selling, general and administrative	874	839	1,486	1,759
Depreciation and amortization	660	1,099	1,336	2,046

Total expenses	6,896	7,179	12,547	13,904

Loss from operations	(6,358)	(6,567)	(11,705)	(12,841)
Other income/(expense):
Interest income	—	7	—	13
Gain on sale of assets, net	216	—	216	—

Loss before income taxes	$(6,142)	$(6,560)	$(11,489)	$(12,828)

JACKSON HEWITT TAX SERVICE INC.

CORPORATE AND OTHER

(Unaudited)

(In thousands)

	Three Months Ended October 31,		Six Months Ended October 31,
	2005	2004	2005	2004
Expenses (a)
General and administrative	$6,451	$4,434	$11,795	$8,472
Stock-based compensation charge related to initial public offering	—	—	—	4,508

Total expenses	6,451	4,434	11,795	12,980

Other income/(expense):
Interest income	12	—	470	—
Interest expense	(1,883)	(1,760)	(3,917)	(2,517)
Write-off of deferred financing costs (b)	—	—	(2,677)	—

Loss before income taxes	$(8,322)	$(6,194)	$(17,919)	$(15,497)

Notes to Corporate and Other:

(a)	Included in selling, general and administrative in the Consolidated Statements of Operations.
(b)	Represents a non-cash charge associated with the repayment of $175.0 million five-year floating rate unsecured notes and the termination of the Company’s $100.0 million five-year revolving credit facility.

JACKSON HEWITT TAX SERVICE INC.

ADJUSTED RESULTS OF OPERATIONS

(unaudited)

(In thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2005	2004	2005	2004
Total revenues, as reported	$9,026	$7,415	$15,133	$16,198
Less: Other financial product revenues related to SBB&T, as reported	(1,984)	(1,722)	(2,755)	(4,641)
Add: Other financial product revenues if current agreement with SBB&T had been in effect for RALs facilitated in all prior periods (a)	1,056	435	1,056	435

Total revenues, as adjusted	$8,098	$6,128	$13,434	$11,992

Net loss, as reported	$(11,288)	$(10,724)	$(24,495)	$(22,170)
Less: Other financial product revenues related to SBB&T, as reported	(1,984)	(1,722)	(2,755)	(4,641)
Add: Other financial product revenues if current agreement with SBB&T had been in effect for RALs facilitated in all prior periods (a)	1,056	435	1,056	435
Add: Stock-based compensation charge related to initial public offering	—	—	—	4,508
Add: Write-off of deferred financing costs (b)	—	—	2,677	—
Adjustment to as reported provision for (benefit from) income taxes	(364)	(504)	384	118

Net loss, as adjusted	$(11,852)	$(11,507)	$(23,901)	$(21,986)

Loss per share, as reported
Basic and diluted	$(0.31)	$(0.29)	$(0.67)	$(0.59)

Loss per share, as adjusted
Basic and diluted	$(0.33)	$(0.31)	$(0.65)	$(0.58)

Notes to Adjusted Results of Operations:

A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). In the schedule presented above, the Company has included a comparison of such non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes the above presentation of total revenues, net loss and loss per share on an “as adjusted” basis, which are non-GAAP financial measures, is necessary to reflect the impact of the current agreement with SBB&T as if such agreement was in effect for all periods presented as well as to reflect the impact of adjusting certain significant items in the results of operations in order to help investors compare, on an equivalent basis, the Company’s financial results for the current periods presented to its financial results for the prior periods presented.

(a)	The Company’s current agreement with SBB&T became effective with the facilitation of refund anticipation loans (“RALs”) beginning in January 2005. Other financial product revenues were adjusted to exclude revenues under the prior agreement in which the Company primarily earned a portion of the difference between finance fees paid by customers to SBB&T and the loan amounts that SBB&T was unable to collect and has been prepared as if the current agreement had been in effect for RALs facilitated in all prior periods.
(b)	Represents a non-cash charge associated with the repayment of $175.0 million five-year floating rate unsecured notes and the termination of the Company’s $100.0 million five-year revolving credit facility.

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